UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire		AL10 9UL
(Address of principal executive offices)		(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2016, Mylan N.V. (“Mylan” or the “Company”) held its annual general meeting of shareholders (the “Annual General Meeting”) to (i) appoint two executive directors and 11 non-executive directors, each for a term ending immediately after the next annual general meeting held after their appointment; (ii) adopt the Dutch annual accounts for fiscal year 2015; (iii) ratify the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for fiscal year 2016; (iv) instruct Deloitte Accountants B.V. for the audit of the Company’s Dutch annual accounts for fiscal year 2016; (v) approve, on an advisory basis, the compensation of the Named Executive Officers of the Company; (vi) re-approve the performance goals set forth in the Company’s 2003 Long-Term Incentive Plan; and (vii) authorize the Mylan Board to acquire ordinary shares and preferred shares in the capital of the Company.

As of the close of business on May 27, 2016, the record date for the Annual General Meeting (the “Record Date”), there were issued and outstanding 508,387,479 ordinary shares of Mylan entitled to vote at the Annual General Meeting. As of the Record Date, there were no preferred shares of Mylan issued and outstanding. At least one-third of the issued Mylan shares were present or represented at the Annual General Meeting with respect to each proposal below, constituting a quorum for each such proposal. The certified results of the matters voted on at the Annual General Meeting are set forth below.

Proposal No. 1 - Appointment of two executive directors and 11 non-executive directors, each for a term ending immediately after the next annual general meeting held after their appointment:

Nominee	For	Against	Abstain	Broker Non-Votes
Heather Bresch*	358,982,971	7,985,929	814,797	37,214,246
Wendy Cameron	266,923,451	100,089,456	770,790	37,214,246
Hon. Robert J. Cindrich	363,447,386	3,427,506	908,805	37,214,246
Robert J. Coury	358,873,532	8,165,574	744,591	37,214,246
JoEllen Lyons Dillon	364,665,215	2,243,471	875,011	37,214,246
Neil Dimick, C.P.A.	321,310,944	45,600,661	872,092	37,214,246
Melina Higgins	362,530,784	4,361,844	891,069	37,214,246
Douglas J. Leech, C.P.A.	345,355,113	21,538,865	889,719	37,214,246
Rajiv Malik*	355,781,169	11,169,687	832,841	37,214,246
Joseph C. Maroon, M.D.	360,592,101	6,413,690	777,906	37,214,246
Mark W. Parrish	307,411,592	59,463,983	908,122	37,214,246
Rodney L. Piatt, C.P.A.	361,525,684	5,504,471	753,542	37,214,246
Randall L. (Pete) Vanderveen, Ph.D., R.Ph.	360,631,033	6,281,022	871,642	37,214,246

*	Refers to an executive director. All other directors listed above are non-executive directors.

Consistent with established Dutch law and Mylan’s Articles of Association, each director nominee was appointed by the general meeting.

Proposal No. 2 – Adoption of the Dutch annual accounts for fiscal year 2015:

For	Against	Abstain	Broker Non-Votes
398,554,362	2,466,646	3,976,935	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 3 – Ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2016:

For	Against	Abstain	Broker Non-Votes
398,972,456	3,154,383	2,871,104	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 4 – Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch annual accounts for fiscal year 2016:

For	Against	Abstain	Broker Non-Votes
398,529,632	3,374,493	3,093,818	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 5 – Approval, on an advisory basis, of the compensation of the Named Executive Officers of the Company:

For	Against	Abstain	Broker Non-Votes
239,095,688	127,556,709	1,131,300	37,214,246

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 6 – Re-approval of the performance goals set forth in the Company’s 2003 Long-Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
333,877,588	32,653,313	1,252,796	37,214,246

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 7 – Authorization of the Mylan Board to acquire ordinary shares and preferred shares in the capital of the Company:

For	Against	Abstain	Broker Non-Votes
251,614,173	115,483,428	686,096	37,214,246

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

With respect to each proposal above, any abstentions, “blank votes” and invalid votes were counted for the purposes of determining the presence of a quorum, but were not considered to be votes cast and therefore had no effect on the vote on any such proposal. Any “broker non-votes” with respect to any proposal were not treated as shares present for purposes of determining the presence of a quorum with respect to such proposal and were not considered to be votes cast and therefore had no effect on the vote on such proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: June 24, 2016	By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Chief Financial Officer